ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20130852839-71
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/30/2013 12:52 PM
	Entity Number E0240512012-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Be At TV, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: December 17, 2013

4. Description of the inaccuracy or defect:

Article 3 incorrectly referenced that the authorized shares before the change was comprised of 110,000,000 shares of common stock with a par value of $0.0001 per share.

Article 4 incorrectly referenced that the authorized shares after the change would be comprised of 1,815,000 shares of common stock with a par value of $0.0001 per share.

5. Correction of the inaccuracy or defect:

Article 3 should state that the authorized shares before the change was comprised of 100,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

Article 4 should state that the authorized shares after the change is comprised of 1,650,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

6. Signature:

x Linda V. Miller
Authorized Signature

Secretary
Title *

December 30, 2013
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.